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                                                                    EXHIBIT 21.1


              DIRECT AND INDIRECT SUBSIDIARIES OF ASK JEEVES, INC.
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                                                       JURISDICTION OF              DOING BUSINESS AS
      NAME OF SUBSIDIARY                                 FORMATION              (IF OTHER THAN ASK JEEVES)
--------------------------------------             ----------------------       ----------------------------
Ask Jeeves Internet Limited                                 U.K.

Ask Jeeves International, Inc.                               DE

Ask Jeeves (Jersey) Ltd.                                Jersey, U.K.

The Ask Jeeves U.K. Partnership                             U.K.

Ask Jeeves Europe, Ltd.                               Ireland, resident

Ask Jeeves Technologies, Ltd.                       Ireland, nonresident

Ask Jeeves B.V.                                          Netherlands

Direct Hit Securities Corp.                                  MA                 (inactive)

Ask Jeeves Australia Pty. Ltd.                            Australia             (inactive)

Ask Jeeves Cayman Islands                              Cayman Islands

A.J.J. Co., Ltd.*                                           Japan               Ask Jeeves Japan
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*  Ask Jeeves holds a minority stake in this subsidiary.